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                                                            EXHIBIT 5


                    Wolf, Block, Schorr and Solis-Cohen
                      Twelfth Floor Packard Building
                   S.E. Corner 15th and Chestnut Streets
                        Philadelphia, PA 19102-2678

                              (215) 977-2000


                            September 25, 1996


U.S. Bioscience, Inc.
One Tower Bridge
100 Front Street
West Conshohocken, PA  19428

       Re:  U.S. Bioscience, Inc. - Registration Statement
            on Form S-8 Relating to the U.S. Bioscience, Inc.
            Non-Executive Stock Option Plan
            -------------------------------------------------

Ladies and Gentlemen:

     As counsel to U.S. Bioscience, Inc. (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 750,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), that may be issued under the U.S. Bioscience, Inc. Non-Executive Stock Option Plan (the "Plan").

     In this connection, we have examined the Company's Certificate of Incorporation, as amended, By-Laws, as amended, and such corporate records and other documents as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination and the information thus supplied, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold to the option holders pursuant to the terms of the
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U.S. Bioscience, Inc.
September 25, 1996
Page 2


Plan and the options granted and to be granted thereunder, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

               /s/ Wolf, Block, Schorr and Solis-Cohen

               WOLF, BLOCK, SCHORR AND SOLIS-COHEN